Exhibit 99.2

RECONCILIATION OF EBITDA TO COMPARABLE GAAP MEASURES

IEC ELECTRONICS CORP - CONSOLIDATED

RECONCILIATION OF OPERATING INCOME TO EBITDA

FISCAL YEARS ENDED SEPTEMBER 30, 2005 THROUGH SEPTEMBER 30, 2011

	SEP 30, 2011	SEP 30, 2010	SEP 30, 2009	SEP 30, 2008	SEP 30, 2007	SEP 30, 2006	SEP 30, 2005

Operating Income	10,388,335	7,686,738	4,819,219	2,392,173	985,564	597,868	346,468

Depreciation & Amortization Expense	3,256,859	1,224,000	282,000	377,661	410,455	676,190	1,015,445

Other Income	1,028,224	181,497	287,247	(306,000)	(42,000)	(5,000)	302,000

EBITDA	14,673,419	9,092,235	5,388,466	2,463,834	1,354,019	1,269,058	1,663,913